UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 1, 2014

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                   Entry into a Material Definitive Agreement.

On December 1, 2014, CVSL Inc. (the “Company”) entered into a Third Amendment to that certain Share Exchange Agreement with Rochon Capital Partners, Ltd. (“Rochon Capital”). A Second Amendment to the Share Exchange Agreement had been executed on October 10, 2014, wherein the parties had agreed to limit the circumstances under which the Second Tranche Parent Stock (as defined) may be issued to Rochon Capital and the economic rights of Rochon Capital with respect to such Second Tranche Parent Stock upon its issuance.  The Second Amendment, however, provided that it would not become effective until the consummation of the planned public offering of the Company’s common stock pursuant to the registration statement on Form S-1 (No. 333-196155) filed with the Securities and Exchange Commission (“SEC”) on May 22, 2014, as amended, which offering has since been cancelled and registration statement withdrawn.

In the Third Amendment, the parties have agreed to make the terms of the Second Amendment effective immediately.

Item 9.01                                                                   Financial Statements and Exhibits.

4.1	Third Amendment to Share Exchange Agreement, dated as of December 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: December 3, 2014	By:	/s/ Kelly L. Kittrell
Kelly L. Kittrell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended Share Exchange Agreement dated as of December 1, 2014